UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

OncoSec Medical Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:

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Facebook:

1.	OncoSec’s Special Meeting of Shareholders is approaching – Vote on the WHITE proxy card today! If you are an ONCS shareholder and want your vote to count – whether you support the CGP/Sirtex Transaction or not – vote on the WHITE proxy card. Alpha has said it might not submit votes received on its blue proxy card if it doesn’t like the potential results. https://advancingoncosec.com/ / https://advancingoncosec.com/materials-for-investors/

Vote “FOR” the CGP/Sirtex Transaction on the WHITE Proxy Card Today.

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LinkedIn:

1.

If you are an ONCS shareholder and want your vote to count at the upcoming Special Meeting of Shareholders – whether you support the CGP/Sirtex Transaction or not – vote on the WHITE proxy card. Alpha has said it might not submit votes received on its blue proxy card if it doesn’t like the potential results. Read our latest letter here: https://lnkd.in/gZYYKNM / https://lnkd.in/er9_vzH

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Twitter:

1.	$ONCS: We are quickly approaching the Special Meeting of Shareholders – whether you support the CGP/Sirtex Transaction or not – vote on the WHITE proxy card. Alpha has said it might not submit votes received if it doesn’t like the potential results. advancingoncosec.com